SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

Reported):  April 7, 2004

Asset Backed Securities Corporation,
Home Equity Loan Trust, Series 2004-HE2
Asset Backed Pass-Through Certificates, Series 2004-HE2

ASSET BACKED SECURITIES CORPORATION
(Exact name of registrant as specified in its charter)
New York	333-109307	13-3354848
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Madison Avenue New York, New York 10010
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (212) 325-2000

Item 5.

Other Events.

On April 7, 2004, Asset Backed Securities Corporation (the “Company”) entered into a Pooling and Servicing Agreement dated as of April 1, 2004 (the “Agreement”) among Asset Backed Securities Corporation, as depositor, (the “Depositor”), DLJ Mortgage Capital, Inc., as seller (the “Seller”), HomEq Servicing Corporation, as servicer (the “Servicer”) and Wells Fargo Bank, N.A., as trustee (the “Trustee”), providing for the issuance of the Company’s Asset Backed Pass-Through Certificates, Series 2004-HE2 (the “Certificates”).  The Pooling and Servicing Agreement is annexed hereto as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1

The Pooling and Servicing Agreement dated as of April 1, 2004, by and among the Company, the Seller, the Servicer and the Trustee.

SIGNATURES

Filings Made by the Registrant.  The registrant has duly caused this form to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 24, 2004.

ASSET BACKED SECURITIES CORPORATION

By:_/s/ Joseph C. Little

Name: Joseph C. Little

Title:   Vice President

Exhibit Index

Exhibit

Page

99.1	The Pooling and Servicing Agreement dated as of April 1, 2004, by and among the Company, the Seller, the Servicer and the Trustee.	6

EXHIBIT 99.1

MCKEE NELSON LLP

5 Times Square, 35th Floor

New York, New York  10036

Telephone:  (212) 777-4200

Facsimile:  (212) 777-4299

May 24, 2004

BY MODEM

Securities and Exchange Commission

Judiciary Plaza

450 Fifth Street, N.W.

Washington, D.C. 20549

Re:

Asset Backed Securities Corporation,

Home Equity Loan Trust, Series 2004-HE2

Ladies and Gentlemen:

On behalf of Asset Backed Securities Corporation, (the “Company”), we enclose herewith for filing, pursuant to the Securities and Exchange Act of 1934, as amended, the Company’s Current Report on Form 8-K, for filing of the Pooling and Servicing Agreement in connection with the above-referenced transaction.

Very truly yours,

_/s/ Paul Cuccurullo______

Paul Cuccurullo

Enclosure